EXHIBIT 10.32
AMENDED AND RESTATED OPEN-END MORTGAGE AND SECURITY
AGREEMENT
(This Mortgage Secures Future Advances)
     THIS AMENDED AND RESTATED OPEN-END MORTGAGE AND SECURITY AGREEMENT (this “Mortgage”) is made as of the 24th day of April, 2009, by ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation with an address at 125 James Way, Southampton, Pennsylvania 18966 (“Mortgagor”), in favor of H.F. LENFEST, an individual with an address at c/o The Lenfest Group, 300 Barr Harbor Drive, Suite 460, West Conshohocken, Pennsylvania 19428 (“Mortgagee”).
     WHEREAS, Mortgagor is the owner of a certain tract or parcel of land described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon;
     WHEREAS, Mortgagee executed that certain Senior Subordinated Convertible Note dated as of February 18, 2003 (the “2003 Note”) in favor of Mortgagee in the original principal amount of Ten Million Dollars ($10,000,000) (the “2003 Loan”), which 2003 Note was secured, in part, by that certain Open-End Mortgage and Security Agreement made by Mortgagor in favor of Mortgagee dated February 18, 2003 and recorded in the Office of the Recorder of Deeds in and for Bucks County, Pennsylvania, on February 23, 2003 in Book 3148, page 1444 (the “2003 Mortgage”);
     WHEREAS, pursuant to the terms of that certain Secured Promissory Note dated February 20, 2009 (the “2009 Bridge Note”), Mortgagee extended to Mortgagor an additional loan in the original principal amount of Two Million Dollars ($2,000,000) (the “Bridge Loan”);
     WHEREAS, pursuant to the terms of that certain Secured Credit Facility and Warrant Purchase Agreement, dated as of the date hereof, between Mortgagor and Mortgagee (the “Credit Facility Agreement”), Mortgagor has agreed to extend to Mortgagee a loan in the aggregate principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) (including the principal amount of the 2009 Bridge Note) (the “Credit Facility”), which Credit Facility is intended to be secured by this Mortgage;
     WHEREAS, pursuant to the terms and subject to the conditions of the Credit Facility Agreement, Mortgagee has agreed to personally guarantee the repayment by Mortgagor of the maximum principal amount of up to Twenty Million Dollars ($20,000,000) (the “Personal Guaranty”) as may be payable by Mortgagor to PNC Bank, National Association (“Senior Lender”) in, and pursuant to the terms of, a Letter Agreement relating to a $20,000,000 committed line of credit to be entered into by and between Mortgagor and Senior Lender (the “Senior Credit Agreement”), in accordance with the terms of that certain letter agreement by and between Mortgagor and Senior Lender dated the date hereof; and

     WHEREAS, Mortgagor and Mortgagee desire to amend and restate in its entirety the 2003 Mortgage in order to secure all of the obligations of Mortgagor to Mortgagee under the Credit Facility Agreement.
     NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the “Obligations”):
     (A) Any amounts due under the 2003 Note, the 2009 Bridge Note, all notes now or hereafter executed by Mortgagor to memorialize an advance under the Credit Facility or pursuant to the terms of the Credit Facility Agreement and all sums paid by Mortgagee under the Personal Guaranty (including any interest accruing thereon before or after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any amendments, extensions, renewals or increases and all reasonable costs and expenses of Mortgagee incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses; and
     (B) Any sums advanced by Mortgagee or which may otherwise become due pursuant to the provisions of the Credit Facility Agreement, the Personal Guaranty, the 2003 Note, the 2009 Bridge Note or this Mortgage or pursuant to any other document or instrument at any time delivered to Mortgagee to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations (as the same may be amended, supplemented or replaced from time to time, the “Loan Documents”).
     Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto Mortgagee and does agree that Mortgagee shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property now owned or held or hereafter acquired (the “Property”), to wit:
          (a) All of Mortgagor’s estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of Mortgagor’s estate, right, title, interest, claim and demand therein and in the public streets and ways adjacent thereto, either in law or in equity (the “Land”);
          (b) All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery and equipment, including all building materials to be incorporated into such buildings, all electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, located in or used in connection with those buildings, structures or other improvements (the “Improvements”);

          (c) All rents, issues and profits arising or issuing from the Land and the Improvements (the “Rents”) including the Rents arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of the Land and Improvements (the “Leases”), all of which Leases and Rents are hereby assigned to Mortgagee by Mortgagor. The foregoing assignment shall include all cash or securities deposited under Leases to secure performance of lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The foregoing assignment extends to Rents arising both before and after the commencement by or against Mortgagor of any case or proceeding under any Federal or State bankruptcy, insolvency or similar law, and is intended as an absolute assignment and not merely the granting of a security interest. Mortgagor, however, shall have a license to collect, retain and use the Rents so long as no Event of Default shall have occurred and be continuing or shall exist. Mortgagor will execute and deliver to Mortgagee, on demand, such additional assignments and instruments as Mortgagee may require to implement, confirm, maintain and continue the assignment of Rents hereunder;
          (d) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims;
          (e) And without limiting any of the other provisions of this Mortgage, Mortgagor, as debtor, expressly grants unto Mortgagee, as secured party, a security interest in all those portions of the Property which may be subject to the Uniform Commercial Code provisions applicable to secured transactions under the laws of the state in which the Property is located (the “UCC”), and Mortgagor will execute and deliver to Mortgagee on demand such financing statements and other instruments as Mortgagee may require in order to perfect and maintain such security interest under the UCC on the aforesaid collateral.
     To have and to hold the same unto Mortgagee, its successors and assigns, forever, under and subject to the terms of the Senior Credit Agreement and related documents (collectively, the “Senior Credit Documents”). All of the duties and obligations of Mortgagor and the rights and remedies of Mortgagee hereunder are under and subject in all respects to performance of the duties and obligations of Mortgagor to Senior Lender and to the rights and remedies of Senior Lender under the Senior Credit Documents. The failure by Mortgagor to perform or comply with any of the provisions of this Mortgage shall not be an Event of Default hereunder if such failure arises solely from Mortgagor’s performance or compliance with comparable obligations under the Senior Credit Documents and performance or compliance with both the Senior Credit Documents and this Mortgage is impossible.
     Provided, however, that if Mortgagor shall pay to Mortgagee the Obligations, and if Mortgagor shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon the termination of all obligations, duties and commitments of Mortgagor under the Obligations and this Mortgage, and subject to the provisions of the paragraph entitled “Survival; Successors and Assigns”, the estate hereby granted and conveyed shall become null and void.
     This Mortgage is an “Open-End Mortgage” as set forth in 42 Pa. C.S.A. §8143 and secures obligations up to a maximum principal amount of Thirty-Seven Million Five Hundred

Thousand Dollars ($37,500,000), plus accrued and unpaid interest outstanding at any time under the Loan Documents, including advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage and advances for construction, alteration or renovation on the Property or for any other purpose, together with all other sums due hereunder or secured hereby. All notices to be given to Mortgagee pursuant to 42 Pa. C.S.A. §8143 shall be given as set forth in Section 18.
     1. Representations and Warranties. Mortgagor represents and warrants to Mortgagee that Mortgagor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances, except as may otherwise be set forth on an Exhibit B hereto. This Mortgage is a valid and enforceable lien on the Property (except as set forth on Exhibit B). Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all persons claiming by, through or under Mortgagor.
     2. Affirmative Covenants. Until all of the Obligations shall have been fully paid, satisfied and discharged Mortgagor shall:
          (a) Payment and Performance of Obligations. Pay or cause to be paid and perform all Obligations when due as provided in the Loan Documents.
          (b) Legal Requirements. Promptly comply with and conform in all material respects to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to Mortgagor or to any of the Property (the “Legal Requirements”).
          (c) Impositions. Before interest or penalties are due thereon and otherwise when due, Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against Mortgagor or any of the Property (the “Impositions”) unless the amount thereof is being contested in good faith by Mortgagor by appropriate proceedings with adequate reserves made for the payment thereof. Within thirty (30) days after the payment of any Imposition if requested by Mortgagee, Mortgagor shall deliver to Mortgagee evidence acceptable to Mortgagee of such payment. Mortgagor’s obligations to pay the Impositions shall survive Mortgagee’s taking title to the Property through foreclosure, deed-in-lieu or otherwise.
          (d) Maintenance of Security. Use, and permit others to use, the Property only for its present use or such other uses as permitted by applicable Legal Requirements and approved in writing by Mortgagee. Mortgagor shall keep the Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however, that no structural repairs, renewals or replacements in excess of $100,000 shall be made without Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Mortgagor shall not remove, demolish or alter any material portion of the Property or any of the Property in a manner that materially adversely affects the same, nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. Mortgagor covenants and agrees not to take or permit any action with respect to the Property which will in any manner materially impair the security of this Mortgage.
     3. Leases. Except as permitted by the Loan Documents, Mortgagor shall not (a) execute an assignment or pledge of the Rents or the Leases other than in favor of Mortgagee; (b) accept any prepayment of an installment of any Rents more than 30 days prior to the due date of such installment; or (c) enter into or amend any of the terms of any of the Leases without Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Any or all leases or subleases of all or any part of the Property shall be subject in all respects to Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned or delayed, shall be subordinated to this Mortgage and to Mortgagee’s rights and, together with any and all rents, issues or profits relating thereto, shall be assigned at the time of execution to Mortgagee as additional collateral security for the Obligations, all in such form, substance and detail as is satisfactory to Mortgagee in its reasonable discretion.
     4. Due on Sale Clause. Mortgagor shall not sell, convey or otherwise transfer any interest in the Property (whether voluntarily or by operation of law), or agree to do so, without Mortgagee’s prior written consent, including (a) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property, except as otherwise permitted hereunder; or (b) any lease of all or any portion of the Property. Any default under this Section shall cause an immediate acceleration of the Obligations without any demand by Mortgagee.
     5. Insurance. Mortgagor shall keep the Improvements continuously insured, in an amount not less than the cost to replace the Improvements or an amount not less than eighty percent (80%) of the full insurable value of the Property, whichever is greater, against loss or damage by fire, with extended coverage and against other hazards as Mortgagee may from time to time require. With respect to any property under construction or reconstruction, Mortgagor shall maintain builder’s risk insurance. Mortgagor shall also maintain comprehensive general public liability insurance, in an amount of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate per location, which includes contractual liability insurance for Mortgagor’s obligations under the Leases, and worker’s compensation insurance. All property and builder’s risk insurance shall include protection for continuation of income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by Mortgagee, shall be with an insurance company or companies satisfactory to Mortgagee, shall be in form satisfactory to Mortgagee, shall meet all coinsurance requirements of Mortgagee, shall be maintained in full force and effect, with premiums satisfied as collateral security for payment of the Obligations, shall be endorsed with a standard mortgagee clause in favor of Mortgagee and shall provide for at least thirty (30) days notice of cancellation to Mortgagee. Such insurance shall also name Mortgagee as an additional insured under the comprehensive general public liability policy and Mortgagor shall also deliver to Mortgagee a copy of the replacement cost coverage endorsement. If the Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then Mortgagor shall maintain a flood insurance policy covering the Improvements in an amount not less than the appraised value of the Property or the maximum limit of coverage available under the federal program, whichever amount is less.
     6. Rights of Mortgagee to Insurance Proceeds. In the event of loss, Mortgagee shall have the exclusive right to adjust, collect and compromise all Material Insurance Claims (as defined below), and Mortgagor shall not adjust, collect or compromise any Material Insurance Claims under said policies without Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor’s attorney-in-fact to endorse any draft therefor. All Material Insurance Claims proceeds may, at Mortgagee’s sole option, be applied to all or any part of the Obligations and in any order (notwithstanding that such Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as Mortgagee may reasonably impose; provided, however, that so long as no Event of Default has occurred and is continuing, such proceeds shall be applied to the repair and restoration of the Property. All other insurance claim proceeds must be applied to the repair and restoration of the Property under terms and conditions satisfactory to Mortgagee. For purposes of this paragraph 6, the term “Material Insurance Claim” means any insurance claim in excess of $500,000.
     7. Installments for Insurance, Taxes and Other Charges. Upon Mortgagee’s request at any time following the occurrence and during the continuance of an Event of Default, Mortgagor shall pay to Mortgagee monthly, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Property (the “Escrow Charges”). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred and is continuing. No amount so paid to Mortgagee shall be deemed to be trust funds, nor shall any sums paid bear interest. Mortgagee shall have no obligation to pay any insurance premium or Imposition if at any time the funds being held by Mortgagee for such premium or Imposition are insufficient to make such payments. If, at any time, the funds being held by Mortgagee for any insurance premium or Imposition are exhausted, or if Mortgagee determines, in its reasonable discretion, that such funds will be insufficient to pay in full any insurance premium or Imposition when due, Mortgagor shall promptly pay to Mortgagee, upon demand, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations due and payable in such order as Mortgagee may deem fit, and Mortgagor hereby grants to Mortgagee a lien upon and security interest in such amounts for such purpose.
     8. Condemnation. Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Property, shall notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor shall deliver to Mortgagee all instruments requested by it to permit such participation. Any award or compensation for property taken or for damage to property not taken in excess of $500,000, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by Mortgagee, and any award or compensation shall be applied, at Mortgagee’s option, to any part of the Obligations and in any order (notwithstanding that any of such Obligations may not then be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as Mortgagee may reasonably impose provided, however, that so long as no Event of Default has occurred and is continuing, such proceeds shall be applied to the repair and restoration of the Property.
     9. Environmental Matters. (a) For purposes of this Section 9, the term “Environmental Laws” shall mean all federal, state and local laws, regulations and orders, whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment. The term “Regulated Substances” shall mean all substances regulated by Environmental Laws, or which are known or considered to be harmful to the health or safety of persons, or the presence of which may require investigation, notification or remediation under the Environmental Laws. The term “Contamination” shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment other than as permitted under applicable Environmental Laws.
          (b) Mortgagor represents and warrants except as provided in the Loan Documents or otherwise disclosed to Lender in writing (i) that no Contamination is present at, on or under the Property and that no Contamination is being or, to the best of Mortgagor’s knowledge, has been emitted onto any surrounding property other than as permitted under applicable Environmental Laws; (ii) all operations and activities on the Property have been and are being conducted in accordance with all Environmental Laws, and Mortgagor has all permits and licenses required under the Environmental Laws; (iii) no underground or aboveground storage tanks are or have been located on or under the Property; and (iv) no legal or administrative proceeding is pending or, to the best of Mortgagor’s knowledge, threatened relating to any environmental condition, operation or activity on the Property regulated under any applicable Environmental Laws, or any violation or alleged violation of Environmental Laws. These representations and warranties shall be true as of the date hereof, and shall be deemed to be continuing representations and warranties which must remain true, correct and accurate during the entire duration of the term of this Mortgage.
          (c) Mortgagor shall ensure, at its sole cost and expense, that the Property and the conduct of all operations and activities thereon comply and continue to comply with all Environmental Laws. Mortgagor shall notify Mortgagee promptly and in reasonable detail in the event that Mortgagor becomes aware of any violation of any Environmental Laws, the presence or release of any Contamination with respect to the Property, or any governmental or third party claims under applicable Environmental Laws relating to the environmental condition of the Property or the conduct of operations or activities thereon. Mortgagor also agrees not to permit or allow the presence of Regulated Substances on any part of the Property, except (i) to the extent such Regulated Substances are used without violating any Environmental Laws; and (ii) those Regulated Substances which are naturally occurring on the Property. Mortgagor agrees not to cause, allow or permit the presence of any Contamination on the Property except to the extent such Contamination is in compliance with all applicable Environmental Laws.
          (d) Mortgagee shall not be liable for, and Mortgagor shall indemnify, defend and hold Mortgagee and all of its officers, directors, employees and agents, and all of their respective successors and assigns harmless from and against all losses, costs, liabilities, damages, fines, claims, penalties and expenses (including reasonable attorneys’, consultants’ and contractors’ fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination) that Mortgagee may suffer or incur (including as holder of the Mortgage, as mortgagee in possession or as successor in interest to Mortgagor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (i) any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); (ii) the breach in any material respect of any representation, warranty, covenant or undertaking by Mortgagor in this Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property; or (iv) any litigation or claim by the government or by any third party in connection with the environmental condition of the Property or the presence or migration of any Regulated Substances or Contamination on, under, to or from the Property; provided, however, that Mortgagor shall not be liable under this Section (d) for any damages caused by Mortgagee’s gross negligence or willful misconduct.
          (e) Upon Mortgagee’s request, Mortgagor shall execute and deliver an Environmental Indemnity Agreement satisfactory in form and substance to Mortgagee, to more fully reflect Mortgagor’s representations, warranties, covenants and indemnities with respect to the Environmental Laws.
     10. Inspection of Property. Mortgagee shall have the right to enter the Property upon reasonable prior notice at any reasonable hour for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon, as well as the conduct of operations and activities on the Property. Mortgagee may enter the Property (and cause Mortgagee’s employees, agents and consultants to enter the Property), upon reasonable prior written notice to Mortgagor, to conduct any and all environmental testing deemed appropriate by Mortgagee in his reasonable discretion. The environmental testing shall be accomplished by whatever means Mortgagee may deem appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests. Mortgagor shall provide Mortgagee (and Mortgagee’s employees, agents and consultants) reasonable rights of access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as Mortgagee shall reasonably request.
     11. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder: (a) any Event of Default (as defined in the Credit Facility Agreement); (b) the failure by Mortgagor to perform any of its other obligations under this Mortgage or under any Environmental Indemnity Agreement executed and delivered pursuant to Section 9(e) for a period of fifteen (15) days or more after written notice thereof is delivered to Mortgagor; (c) falsity, inaccuracy or material breach by Mortgagor of any written warranty, representation or statement made herein by Mortgagor; (d) any lien against or the making of any levy, seizure or attachment of or on the Property not dismissed or adequately bonded within ninety (90) days; (e) the failure of Mortgagee to have a mortgage lien on the Property; (f) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage which is not dismissed within ninety (90) days; (g) the failure by Mortgagor to pay any Impositions as required under Section 2(c), or to maintain in full force and effect any insurance required under Section 5; or (h) Mortgagor or any other obligor or guarantor of any of the Obligations, shall at any time deliver or cause to be delivered to Mortgagee a notice pursuant to 42 Pa. C.S.A. §8143 electing to limit the indebtedness secured by this Mortgage.
     12. Rights and Remedies of Mortgagee. If an Event of Default occurs, Mortgagee may, at its option and without demand, notice or delay, do one or more of the following:
          (a) Mortgagee may declare the entire unpaid principal balance of the Obligations, together with all interest thereon, to be due and payable immediately.
          (b) Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Property and the interests of Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action Mortgagee shall be entitled to all costs of suit and attorneys fees.
          (c) Mortgagee may, in his sole and absolute discretion: (i) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of Mortgagor under any Lease, or (iii) enforce any obligation of any tenant of any of the Property. Mortgagee may exercise any right under this subsection (c), whether or not Mortgagee shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting Mortgagee a “mortgagee in possession”, unless Mortgagee shall have entered into and shall continue to be in actual possession of the Property. Mortgagor hereby authorizes and directs each and every present and future tenant of any of the Property to pay all Rents directly to Mortgagee and to perform all other obligations of that tenant for the direct benefit of Mortgagee, as if Mortgagee were the landlord under the Lease with that tenant, immediately upon receipt of a demand by Mortgagee to make such payment or perform such obligations. Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to Mortgagee, and any such payment or performance to Mortgagee shall discharge the obligations of the tenant to make such payment or performance to Mortgagor.
          (d) Mortgagee shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property or to collect the Rents, without notice and without regard to the adequacy of the Property to secure the Obligations. A receiver while in possession of the Property shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Property, or to make and keep it rentable to the best advantage, and Mortgagee may advance moneys to a receiver for such purposes. Any moneys so expended or advanced by Mortgagee or by a receiver shall be added to and become a part of the Obligations secured by this Mortgage.
     13. Application of Proceeds. Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or Rents or profits from, the Property to satisfy the Obligations in such order of application as Mortgagee shall determine in its exclusive discretion.
     14. Confession of Judgment in Ejectment. At any time after the occurrence and during the continuance of an Event of Default, without further notice, regardless of whether Mortgagee has asserted any other right or exercised any other remedy under this Mortgage or any of the other Loan Documents, he shall be lawful for any attorney of any court of record as attorney for Mortgagor to confess judgment in ejectment against Mortgagor and all persons claiming under Mortgagor for the recovery by Mortgagee of possession of all or any part of the Property, for which this Mortgage shall be sufficient warrant. If for any reason after such action shall have commenced the same shall be discontinued and the possession of the Property shall remain in or be restored to Mortgagor, Mortgagee shall have the right upon any subsequent default or defaults to bring one or more amicable action or actions as hereinbefore set forth to recover possession of all or any part of the Property.
     15. Mortgagee’s Right to Protect Security. Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or Mortgagee’s rights or powers hereunder if Mortgagor fails to so defend such action or proceeding to the satisfaction of Mortgagee; (b) purchase such insurance policies covering the Property as he may elect if Mortgagor fails to maintain the insurance coverage required hereunder; and (c) take such action as Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.
     16. Appointment of Mortgagee as Attorney-in-Fact. Mortgagee, or any of his officers, is hereby irrevocably appointed attorney-in-fact for Mortgagor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence and during the continuance of an Event of Default; (b) settle for, collect and receive any awards payable under Section 8 from the authorities making the same; and (c) execute, deliver and file such financing statements and other instruments as Mortgagee may require in order to perfect and maintain his security interest under the Uniform Commercial Code on any portion of the Property.
     17. Certain Waivers. Mortgagor hereby waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment or any rights of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise of any option under this Mortgage or any other Loan Document.

     18. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt by Mortgagor or Mortgagee. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as Mortgagor or Mortgagee may give to the other in writing for such purpose.
     19. Further Acts. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring or confirming unto Mortgagee the property and rights hereby mortgaged, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intent of or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee under the Note, this Mortgage, the other Loan Documents, at law or in equity, including, without limitation, the rights and remedies described in this paragraph.
     20. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on Mortgagor or Mortgagee’s interest in the Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. If Mortgagee determines that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then Mortgagee shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the entire Obligations immediately due and payable.
     21. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.
     22. Preservation of Rights. No delay or omission on Mortgagee’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Mortgagee’s action or inaction impair any such right or power. Mortgagee’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Mortgagee may have under other agreements, at law or in equity. Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.
     23. Illegality. In case any one or more of the provisions contained in this Mortgage should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     24. Changes in Writing. No modification, amendment or waiver of any provision of this Mortgage nor consent to any departure by Mortgagor therefrom will be effective unless made in a writing signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Mortgagor in any case will entitle Mortgagor to any other or further notice or demand in the same, similar or other circumstance.
     25. Entire Agreement. This Mortgage (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between Mortgagor and Mortgagee with respect to the subject matter hereof.
     26. Survival; Successors and Assigns. This Mortgage will be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective heirs, executors, administrators, successors and assigns; provided, however, that Mortgagor may not assign this Mortgage in whole or in part without Mortgagee’s prior written consent and Mortgagee at any time may assign this Mortgage in whole or in part; and provided, further, that the rights and benefits under the Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through Mortgagee or through action of Mortgagee (including a foreclosure, sheriff’s or judicial sale). The provisions of Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall survive the termination, satisfaction or release of this Mortgage, the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.
     27. Interpretation. In this Mortgage, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation” and references to sections or exhibits are to those of this Mortgage unless otherwise indicated. Section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose. If this Mortgage is executed by more than one party as Mortgagor, the obligations of such persons or entities will be joint and several.
     28. Indemnity. Mortgagor agrees to indemnify each of Mortgagee, his affiliated companies, directors, officers and employees and Mortgagee’s holding company, if any (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all reasonable fees and charges of internal or external counsel with whom any Indemnified Party may consult and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Mortgage or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of

Mortgagor), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by Mortgagor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Mortgage, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Mortgage, payment of any Loan and assignment of any rights hereunder. Mortgagor may participate at its expense in the defense of any such action or claim.
     29. Governing Law and Jurisdiction. This Mortgage has been delivered to and accepted by Mortgagee and will be deemed to be made in the State where Mortgagee’s office indicated above is located. This Mortgage will be interpreted and the rights and liabilities of Mortgagor and Mortgagee determined in accordance with the laws of the State where Mortgagee’s office indicated above is located, except that the laws of the State where the Property is located (if different from the State where such office of Mortgagee is located) shall govern the creation, perfection and foreclosure of the liens created hereunder on the Property or any interest therein. Mortgagor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where Mortgagee’s office indicated above is located; provided that nothing contained in this Mortgage will prevent Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against Mortgagor individually, against any security or against any property of Mortgagor within any other county, state or other foreign or domestic jurisdiction. Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both Mortgagee and Mortgagor. Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.
     30. WAIVER OF JURY TRIAL. MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
[Signature Page Follows]

Mortgagor acknowledges that it has read and understood all the provisions of this Mortgage, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.
WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ENVIRONMENTAL TECTONICS CORPORATION

ATTEST:		By:	/s/ Duane D. Deaner
(SEAL)

	Print Name:		Print Name: Duane D. Deaner

	Title:		Title: CFO
The principal place of business
and complete post office address
of Mortgagee is:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
The address of Mortgagee for
the purposes of 42 Pa.C.S.
§8143(d) is:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss:
COUNTY OF BUCKS	)
     On this, the _________ day of _______________, 2009, before me, a Notary Public, the undersigned officer, personally appeared ___________________________, who acknowledged himself/herself to be the ______________________________ of Environmental Tectonics Corporation, a Pennsylvania corporation, and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My commission expires:

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